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                                                                    EXHIBIT 23.1

We hereby consent to the incorporation by reference in the two Registration Statements on Form S-3 (File Nos. 333-76105 and 333-72839), Registration Statement on Form S-4 (File No. 333-57987), and five Registration Statements on Form S-8 (File Nos. 333-59772, 33-64463, 333-29717, 333-61883, and 333-72839) of
Clear Channel Communications, Inc. of our report dated February 10, 1999, except as to Note 16, which is as of March 15, 1999, relating to the financial statements of AMFM Inc. (formerly Chancellor Media Corporation) and subsidiaries, which appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated November 18, 1999.

PricewaterhouseCoopers LLP

Dallas, Texas
November 18, 1999